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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-82204 and Form S-8 No. 333-46440) pertaining to the 1995 Incentive Stock Plan, 2000 Incentive Stock Plan, and 2000 Employee Stock Purchase Plan of Argonaut Technologies, Inc. of our report dated February 5, 2002, with respect to the consolidated financial statements and schedule of Argonaut Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001.




                                   /s/ ERNST & YOUNG LLP

Palo Alto, California
March 26, 2002